Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Announces Proposed Underwritten Public Offering of

Common Stock, Series A Warrants and Series B Warrants

San Diego, October 12, 2017 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today announced that it is proposing to offer and sell shares of its common stock, Series A warrants and Series B warrants to purchase shares of its common stock in an underwritten public offering. All of the shares of common stock and warrants to be sold in the offering are being offered by Tandem. The offering is subject to market conditions and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. The Company intends to use the net proceeds from the proposed offering for working capital and other general corporate purposes.

Oppenheimer & Co. Inc. is acting as the sole book‐running manager for the offering. National Securities Corporation, a wholly owned subsidiary of National Holdings Corporation (NasdaqCM: NHLD), is acting as a co-manager in connection with the offering.

This offering is being made pursuant to a shelf registration statement on Form S-3 that was previously filed by Tandem with the Securities and Exchange Commission and declared effective on December 19, 2014. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the Securities and Exchange Commission and will form a part of the effective registration statement. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may be obtained from: Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad St., 26th Floor, New York, NY 10004, by telephone at (212) 667-8563 or by email at EquityProspectus@opco.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the Securities and Exchange Commission’s website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering will be made only by means of a prospectus that forms a part of the registration statement.

About Tandem Diabetes Care, Inc.
Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience. The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump, the only pump capable of remote feature updates using a personal computer, now available with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration, and the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

t:flex and Tandem Diabetes Care are registered trademarks, and t:slim X2 is a trademark of Tandem Diabetes Care, Inc. Dexcom G5 is a registered trademark of Dexcom, Inc.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding the Company’s expectations regarding the sales of shares and warrants in the proposed offering and other statements that are not purely statements of historical fact. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results, and the timing of events, may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the uncertainties regarding market conditions and the completion of the underwritten offering on the anticipated terms or at all. Other risks and uncertainties are identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission including the Registration Statement on Form S-3 (File No. 333-200686) for the offering. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless otherwise required by applicable law or the rules of the NASDAQ Stock Market, Tandem undertakes no obligation to update or revise any forward-looking statement in this press release because of new information, future events or other factors.

# # #